Exhibit 10.5(f)
SIXTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
          SIXTH AMENDMENT, dated as of July 13, 2006 (this “Amendment”) to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 28, 2005 (as amended by the First Amendment, dated as of August 18, 2005, the Second Amendment, dated as of October 11, 2005, the Third Amendment, dated as of December 15, 2005, the Fourth Amendment, dated as of April 18, 2006, the Fifth Amendment, dated as of June 14, 2006, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement ”; unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among MAPCO EXPRESS, INC., a Delaware corporation (the “Borrower ”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “ Lenders ”), LEHMAN BROTHERS INC., as advisor, sole lead arranger and sole bookrunner (in such capacity, the “Arranger ”), SUNTRUST BANK, as syndication agent (in such capacity, the “Syndication Agent ”), BANK LEUMI USA, as co-administrative agent (in such capacity, the “Co-Administrative Agent ”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent ”).
WITNESSETH:
          WHEREAS, the Borrower has requested that, pursuant to Section 2.26 of the Credit Agreement, the Revolving Credit Facility be increased by an amount equal to $50,000,000 to be used for general corporate purposes, including, without limitation, to finance a portion of the consideration for the FAST Acquisition or any other acquisition made by the Borrower, to repay the Fast Acquisition Note, if executed, and to pay related fees and expenses;
          WHEREAS, the Lenders have agreed to permit the amount of the Revolving Credit Facility to be increased on the terms and conditions set forth in this Amendment and the Credit Agreement;
          WHEREAS, the Borrower requested the Lenders make certain other amendments to the Credit Agreement on the terms and subject to the conditions set forth herein; and
          WHEREAS, the Lenders have agreed to make such amendments solely upon the terms and conditions provided for in this Amendment;
          NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
          1. Defined Terms. Unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          2. Amendment to Section 1.1 of the Credit Agreement (Defined Terms). (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “New Lender Supplement” and “Revolving Credit Commitment” in their respective entireties and substituting in lieu thereof the following in the appropriate alphabetical order:
          “New Lender Supplement”: with respect to each bank, financial institution or other entity which shall become a Revolving Credit Lender hereunder pursuant to Section 4 of the Sixth Amendment.
          “Revolving Credit Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit and Swing Line Loans, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum or New Lender Supplement delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof and of the Sixth Amendment. The aggregate amount of the Total Revolving Credit Commitments as of the Sixth Amendment Effective Date is $120,000,000.
          (b) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:
          “Sixth Amendment”: the Sixth Amendment to this Agreement, dated as of July 13, 2006.
          “Sixth Amendment Effective Date”: the Sixth Amendment Effective Date as defined in Section 5 of the Sixth Amendment, which date is July 13, 2006.
          3. Amendment to Schedule 1.1A (Mortgaged Property) and Schedule 1.1B (Real Property) of the Credit Agreement. Schedules 1.1A and 1.1B of the Credit Agreement are hereby amended by adding the information on Annex I (the “New Mortgaged Properties ”) hereto to each of such Schedules.
          4. Revolving Credit Commitment Increase. (a) Any additional bank, financial institution or other entity which the Borrower selects to offer participation in the increased Total Revolving Credit Commitments and which elects to become a party to the Amended Credit Agreement (as defined below) and obtain a Revolving Credit Commitment in an amount so offered and accepted by it shall execute a New Lender Supplement with the Borrower, the Administrative Agent, the Swing Line Lender and the Issuing Lenders, substantially in the form of Exhibit B (a “New Lender Supplement ”), whereupon such bank, financial institution or other entity (herein called a “New Revolving Credit Lender ”) shall become a Revolving Credit Lender for all purposes and to the same extent as if originally a party to the Amended Credit Agreement and shall be bound by and entitled to the benefits of the Amended Credit Agreement, provided that, the Revolving Credit Commitment of any such New Revolving Credit Lender shall be in an amount not less than $5,000,000.

          (b) Any Revolving Credit Lender that elects to increase its Revolving Credit Commitment shall execute a Revolving Credit Commitment Increase Supplement with the Borrower, the Administrative Agent, the Swing Line Lender and the Issuing Lenders, substantially in the form of Exhibit C (a “Commitment Increase Supplement ”), whereupon such Revolving Credit Lender shall be bound by and entitled to the benefits of the Amended Credit Agreement with respect to the full amount of its Revolving Credit Commitment as so increased.
          (c) Additional Revolving Credit Loans made on or after the Sixth Amendment Effective Date shall be made pro rata based on the Revolving Credit Percentages in effect on and after the Sixth Amendment Effective Date. In the event that on the Sixth Amendment Effective Date there is an unpaid principal amount of Base Rate Loans, the Borrower shall make prepayments thereof and borrowings of Base Rate Loans so that, after giving effect thereto, the Base Rate Loans outstanding are held pro rata based on such new Revolving Credit Percentages. In the event that on the Sixth Amendment Effective Date there is an unpaid principal amount of Eurodollar Loans, the Borrower shall make prepayments thereof and borrowings of Eurodollar Loans so that, after giving effect thereto, the Eurodollar Loans outstanding are held pro rata based on such new Revolving Percentages, together with any amounts payable pursuant to Section 2.19 of the Amended Credit Agreement, if any. The Lenders (which are Revolving Lenders under the Credit Agreement (prior to giving effect to this Amendment), the “Existing Credit Agreement ”) hereby waive any requirements for notice of prepayment and minimum amounts of prepayments of Revolving Credit Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement to the extent such notice or minimum amounts are required under the Existing Credit Agreement.
          (d) As of the Sixth Amendment Effective Date, the Total Revolving Credit Commitments shall be increased from $70,000,000 to $120,000,000.
          5. Conditions to Effectiveness. This Amendment shall become effective upon the date (the “Sixth Amendment Effective Date ”) on which the following conditions have been satisfied:
     (a) Amendment. The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of the Borrower.
     (b) Acknowledgment and Consent. The Administrative Agent shall have received an Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Guarantor.
     (c) New Lender Supplements and Commitment Increase Supplements. The Administrative Agent shall have received (i) a New Lender Supplement, substantially in the form of Exhibit B to the Sixth Amendment, duly executed and delivered by each New Revolving Credit Lender, and (ii) a Commitment Increase Supplement, substantially in the form of Exhibit C to the Sixth Amendment duly executed and delivered by each Revolving Credit Lender increasing its Revolving Credit Commitment pursuant to Section 4(b) hereof, representing additional Revolving Credit Commitments in an aggregate amount equal to $50,000,000.

     (d) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of such documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.
     (e) Mortgages. The Administrative Agent shall have received a Mortgage covering each of the New Mortgaged Properties.
     (f) Title Insurance; Flood Insurance. (i) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (ii) below (the “Title Insurance Company ”) shall have received, maps or plats of an as-built survey of the sites of the New Mortgaged Properties, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be in form and substance reasonably satisfactory to the Administrative Agent and the Title Insurance Company and which shall in any event be sufficient to enable the Title Insurance Company to issue the title policies referred to below without the standard survey exception and include therein all survey dependant endorsements reasonably requested by the Administrative Agent.
     (ii) The Administrative Agent shall have received in respect of each New Mortgaged Property a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such New Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein and are determined by the Administrative Agent to be acceptable; (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy — 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.
     (iii) Subject to Section 7 below, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage to the extent the applicable New Mortgaged Property is located in an area designated as a special flood zone hazard by the Secretary of Housing and Urban Development, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the indebtedness secured by such Mortgage or that may be extended to such maturity date and (B) confirmation that the Borrowers have received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.
     (iv) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the New Mortgaged Properties.
     (g) Appraisals; Leasehold Property Requirements. The Administrative Agent shall have received a satisfactory appraisal of all fee owned and leasehold properties from a firm reasonably satisfactory to the Administrative Agent for each New Mortgaged Property on the Sixth Amendment Effective Date, provided that, with respect to such New Mortgaged Property consisting of leasehold interests, (A) the Borrower has delivered on or prior to the Sixth Amendment Effective Date a related lease in recordable form (or a memorandum thereof in recordable form) (unless under applicable law such recorded instrument is not necessary in order for the Administrative Agent to have a perfected Lien on the applicable New Mortgaged Property), (B) the applicable landlord executes and delivers an agreement substantially the form attached as Exhibit D-4 to the Credit Agreement, with such changes thereto as may be reasonably approved by the Administrative Agent, or in the form attached hereto as Exhibit E, and (C) subject to Section 7 below, a recent survey of the related leased real property conforming to Section 5(f)(i) hereof, reasonably satisfactory to the Administrative Agent (subject, in the case of surveys, to exceptions consented to by the Administrative Agent in its sole discretion).
     (h) Environmental Matters. The Lenders shall have received a satisfactory environmental review with respect to the New Mortgaged Properties.
     (i) Fees, etc. The Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented supported by customary documentation (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Sixth Amendment Effective Date. All such amounts will be paid with proceeds of Revolving Credit Loans made on the Sixth Amendment Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Sixth Amendment Effective Date.
     (j) Resolutions, etc. On or before the Sixth Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with this Amendment shall be reasonably satisfactory in form and substance to Administrative Agent and its counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.
     (k) Borrower Certificate. The Administrative Agent shall have received a certificate of the Borrower, dated the Sixth Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.
     (l) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:
     (i) the legal opinion of Fulbright & Jaworski L.L.P., counsel to the Loan Parties, substantially in the form of Exhibit D; and
     (ii) the legal opinion of Kilpatrick Stockton LLP, Georgia.
Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Amendment as the Administrative Agent may reasonably require and shall be addressed to the Administrative Agent and the Lenders.
     (m) Consents, Approvals, etc. All material governmental and third party approvals necessary in connection with the increase in the Revolving Credit Facility, the continuing operations of the Loan Parties and the other transactions contemplated hereby shall have been obtained and be in full force and effect.
          6. Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and each Lender that (before and after giving effect to this Amendment):
     (a) Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform this Amendment and the Acknowledgment and Consent (the “Amendment Documents ”) to which it is a party and, in the case of the Borrower, to borrow under the Credit Agreement as amended hereby. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Amendment Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement ”). No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Amendment Documents, the borrowings under the Amended Credit Agreement or the execution, delivery, performance, validity or enforceability of this Amendment or the Acknowledgment and Consent, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19 of the Credit Agreement. Each Amendment Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. Each Amendment Document and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     (b) The execution, delivery and performance of the Amendment Documents, the borrowings under the Amended Credit Agreement and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).
     (c) Each of the representations and warranties made by any Loan Party herein or in or pursuant to the Loan Documents is true and correct in all material respects on and as of the Sixth Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date).
     (d) The Borrower and the other Loan Parties have performed in all material respects all agreements and satisfied all conditions which this Amendment and the other Loan Documents provide shall be performed or satisfied by the Borrower or the other Loan Parties on or before the Sixth Amendment Effective Date.
     (e) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment.
          7. Post-Closing Covenant. On or prior to the date that is 30 days after the Sixth Amendment Effective Date, the Borrower shall provide to the Administrative Agent (i) (A) evidence reasonably satisfactory to the Administrative Agent of flood insurance covering each of the sites numbered 185, 191, 194, 205 and 219 on Annex I attached hereto or (B) evidence reasonably satisfactory to the Administrative Agent that such flood insurance is not required under applicable law and (ii) all surveys required pursuant to Section 5(f)(i) hereof and not previously delivered to the Administrative Agent on or prior to the Sixth Amendment Effective Date.
          8. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
          9. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.
          10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          11. Miscellaneous. (a) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment and the Lender Consent Letters signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.
     (b) The execution and delivery of the Lender Consent Letter by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans in whole or in part prior to effectiveness hereof).
[SIGNATURE PAGES FOLLOW]

ANNEX 1
TO SIXTH AMENDMENT
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

MAPCO EXPRESS, INC.
By:	/s/ Tony McLarty
	Name:	Tony Mcarty
	Title:	VP Human Resources

By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Authorized Signatory

ANNEX 1
TO SIXTH AMENDMENT
ADDITIONAL MORTGAGED PROPERTY
AND REAL PROPERTY

						LEASE
PC #	SITE NAME	ADDRESS	CITY	STATE	ZIP CODE	TYPE
164	Fast Food & Fuel #164	630 South 3rd Ave	Chatsworth	GA	30705	Fee
165	Fast Food & Fuel #165	6672 Alabama Hwy	Ringgold	GA	30735	Fee
166	Fast Food & Fuel #166	955 Hwy 299	Wildwood	GA	30757	Fee
167	Fast Food & Fuel #167	1914 Joe Frank Harris Pkwy	Cartersville	GA	30120	Location Lease
168	Fast Food & Fuel #168	326 West Line St	Calhoun	GA	30701	Location Lease
169	Fast Food & Fuel #169	1750 Lafayette Rd	Rossville	GA	30701	Location Lease
170	Fast Food & Fuel #170	1406 Cleveland Hwy	Dalton	GA	30721	Fee
171	Fast Food & Fuel #171	815A Chickamauga Ave	Rossville	GA	30741	Fee
172	Fast Food & Fuel #172	1430 Kellogg Creek Rd	Acworth	GA	30101	Fee
174	Fast Food & Fuel #174	1822 Dug Gap Rd	Dalton	GA	30720	Fee
175	Fast Food & Fuel #175	200 Carbondale Rd	Dalton	GA	30720	Ground Lease

						LEASE
PC #	SITE NAME	ADDRESS	CITY	STATE	ZIP CODE	TYPE
176	Fast Food & Fuel #176	1729 Hwy 41 South	Dalton	GA	30720	Fee
177	Fast Food & Fuel #177	324 Glenwood Ave	Dalton	GA	30720	Fee
178	Fast Food & Fuel #178	1217 North 3rd Ave 411	Chatsworth	GA	30705	Fee
180	Fast Food & Fuel #180	2900 Airport Rd	Dalton	GA	30721	Location Lease
181	Fast Food & Fuel #181	Hwy 411 South	Chatsworth	GA	30705	Fee
182	Fast Food & Fuel #182	1194 Hwy 76	Chatsworth	GA	30705	Location Lease
183	Fast Food & Fuel #183	901 Beaverdale Rd	Dalton	GA	30720	Fee
185	Fast Food & Fuel #185	2210 Chattanooga Rd	Dalton	GA	30720	Fee
186	Fast Food & Fuel #186	1402 US Hwy 41 South	Calhoun	GA	30701	Fee
187	Fast Food & Fuel #187	399 Cloud Springs Rd	Fort Oglethorpe	GA	30742	Fee
188	Fast Food & Fuel #188	610 Chickamauga Ave	Rossville	GA	30741	Location Lease
189	Fast Food & Fuel #189	5090 Hwy 136	Trenton	GA	30752	Fee
190	Fast Food & Fuel #190	405 Hwy 299	Wildwood	GA	30757	Fee

						LEASE
PC #	SITE NAME	ADDRESS	CITY	STATE	ZIP CODE	TYPE
191	Fast Food & Fuel #191	315 Deerhead Cove Rd	Rising Fawn	GA	30738	Ground Lease
193	Fast Food & Fuel #193	2403 Cloud Springs Rd	Rossville	GA	30741	Fee
194	Fast Food & Fuel #194	104 GTM Parkway	Rockmart	GA	30153	Location Lease
195	Fast Food & Fuel #195	802 Cartersville Hwy	Rockmart	GA	30153	Location Lease
199	Fast Food & Fuel #199	118 Tennessee St	Cartersville	GA	30120	Fee
202	Fast Food & Fuel #202	3410 Brainerd Rd	Chattanooga	TN	37411	Fee
203	Fast Food & Fuel #203	4711 Brainerd Rd	Chattanooga	TN	37411	Fee
205	Fast Food & Fuel #205	4500 Dayton Blvd	Red Bank	TN	37415	Fee
206	Fast Food & Fuel #206	100 West 20th St	Chattanooga	TN	37415	Fee
207	Fast Food & Fuel #207	5924 East Brainerd Rd	Chattanooga	TN	37421	Fee
209	Fast Food & Fuel #209	8604 North Hickory Valley Rd	Chattanooga	TN	37416	Fee
210	Fast Food & Fuel #210	1933 Hamill Rd	Chattanooga	TN	37343	Fee
215	Fast Food & Fuel #215	3709 Cummings Hwy	Chattanooga	TN	37419	Fee

						LEASE
PC #	SITE NAME	ADDRESS	CITY	STATE	ZIP CODE	TYPE
218	Fast Food & Fuel #218	2293 APD 4	Cleveland	TN	37312	Location Lease
219	Fast Food & Fuel #219	2727 Rossville Blvd	Chattanooga	TN	37404	Fee
220	Fast Food & Fuel #220	140 Rowland Dr	Jasper	TN	37347	Fee

EXHIBIT A TO
SIXTH AMENDMENT
ACKNOWLEDGEMENT AND CONSENT
          Reference is made to the Sixth Amendment, dated as of July 13, 2006 (as amended by the First Amendment, dated as of August 18, 2005, the Second Amendment, dated as of October 11, 2005, the Third Amendment, dated as of December 15, 2005, the Fourth Amendment, dated as of April 18, 2006, the Fifth Amendment, dated as of June 14, 2006, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), LEHMAN BROTHERS INC., as advisor, sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), SUNTRUST BANK, as syndication agent (in such capacity, the “Syndication Agent”), BANK LEUMI USA, as co-administrative agent (in such capacity, the “Co-Administrative Agent”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”) and (ii) the Guarantee and Collateral Agreement, dated as of April 28, 2005 (as amended, supplemented or otherwise modified in writing from time to time, the “Guarantee and Collateral Agreement”), made by each of the signatories thereto (together with any other entity that may become a party thereto as provided therein, the “Grantors”), in favor of the Administrative Agent for the benefit of the Secured Parties. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.
          Each of the undersigned parties to the Guarantee and Collateral Agreement and the other Security Documents hereby (a) consents to the transactions contemplated by the Sixth Amendment and (b) acknowledges and agrees that the guarantees and grants of security interests made by such party contained in the Guarantee and Collateral Agreement and the other Security Documents are, and shall remain, in full force and effect after giving effect to the Sixth Amendment.
          THIS ACKNOWLEDGEMENT AND CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement and Consent to be duly executed and delivered by their respective proper and duly authorized officers as of July 13, 2006.

DELEK US HOLDINGS, INC.
By:
Name:
Title:

By:
Name:
Title:

MAPCO EXPRESS, INC.
By:
Name:
Title:

By:
Name:
Title:

GASOLINE ASSOCIATED SERVICES, INC.
By:
Name:
Title:

By:
Name:
Title:

Signature Page to Acknowledgment and Consent

LIBERTY WHOLESALE CO., INC.
By:
Name:
Title:

By:
Name:
Title:

WILLIAMSON OIL CO., INC.
By:
Name:
Title:

By:
Name:
Title:

Signature Page to Acknowledgment and Consent

EXHIBIT B TO
SIXTH AMENDMENT
FORM OF NEW LENDER SUPPLEMENT
          SUPPLEMENT, dated July 13, 2006 to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 28, 2005 (as amended by the First Amendment, dated as of August 18, 2005, the Second Amendment, dated as of October 11, 2005, the Third Amendment, dated as of December 15, 2005, the Fourth Amendment, dated as of April 18, 2006, the Fifth Amendment, dated as of June 14, 2006, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), LEHMAN BROTHERS INC., as advisor, sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), SUNTRUST BANK, as syndication agent (in such capacity, the “Syndication Agent”), BANK LEUMI USA, as co-administrative agent (in such capacity, the “Co-Administrative Agent”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”) and as Swing Line Lender.
WITNESSETH:
          WHEREAS, the Borrower has requested that the Total Revolving Credit Commitments be increased by $50,000,000 to $120,000,000 pursuant to the Sixth Amendment to the Credit Agreement, dated as of the date hereof (the “Sixth Amendment”);
          WHEREAS, the Sixth Amendment provides in Section 4 thereof that any bank, financial institution or other entity, although not originally a party thereto, may become a party to the Credit Agreement in accordance with the terms thereof by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
          WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto;
          NOW, THEREFORE, the undersigned hereby agrees as follows:
          1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrower and the Administrative Agent, become a Revolving Credit Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Revolving Credit Commitment of $                    .
          2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.18 of the Credit Agreement.
          3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
          4. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

2

     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]
By:
Name:
Title:
Signature Page to New Lender Supplement

Accepted this 13th day of
July, 2006.

MAPCO EXPRESS, INC.
By:
Name:
Title:

By:
Name:
Title:

Accepted this 13th day of July, 2006. LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and Swing Line Lender
By:
Name:
Title:

BANK LEUMI USA, as Issuing Lender
By:
Name:
Title:

, as Issuing Lender

By:
Name:
Title:

Signature Page to New Lender Supplement

EXHIBIT C TO
SIXTH AMENDMENT
FORM OF
REVOLVING CREDIT COMMITMENT INCREASE SUPPLEMENT
          SUPPLEMENT, dated July 13, 2006 to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 28, 2005 (as amended by the First Amendment, dated as of August 18, 2005, the Second Amendment, dated as of October 11, 2005, the Third Amendment, dated as of December 15, 2005, the Fourth Amendment, dated as of April 18, 2006, the Fifth Amendment, dated as of June 14, 2006, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), LEHMAN BROTHERS INC., as advisor, sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), SUNTRUST BANK, as syndication agent (in such capacity, the “Syndication Agent”), BANK LEUMI USA, as co-administrative agent (in such capacity, the “Co-Administrative Agent”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”) and as Swing Line Lender.
WITNESSETH:
          WHEREAS, the Borrower has requested that the Total Revolving Credit Commitments be increased by $50,000,000 to $120,000,000 pursuant to the Sixth Amendment to the Credit Agreement, dated as of the date hereof (the “Sixth Amendment”);
          WHEREAS, pursuant to the provisions of Section 4(b) of the Sixth Amendment, the undersigned may increase the amount of its Revolving Credit Commitment in accordance with the terms thereof by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
          WHEREAS, the undersigned now desires to increase the amount of its Revolving Credit Commitment under the Credit Agreement;
          NOW THEREFORE, the undersigned hereby agrees as follows:
          1. Subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by the Borrower and the Administrative Agent it shall have its Revolving Credit Commitment increased by $                                        , thereby making the amount of its Revolving Credit Commitment $                                        .
          2. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

          IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]
By:
Name:
Title:

Signature Page to Revolving Credit Commitment Increase Supplement

Accepted this       day of July, 2006.

MAPCO EXPRESS, INC.
By:
Name:
Title:

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and Swing Line Lender
By:
Name:
Title:

BANK LEUMI USA, as Issuing Lender
By:
Name:
Title:

,
as Issuing Lender

By:
Name:
Title:

Fulbright & Jaworski l.l.p.
A Registered Limited Liability Partnership
666 Fifth Avenue, 31st Floor
New York, New York 10103-3198
www.fulbright.com

telephone: (212) 318-3000	facsimile: (212) 318-3400
July 13, 2006
Lehman Commercial Paper Inc.,
as Administrative Agent
and
Each of the Lenders party to the
Credit Agreement referred to below:
     We have acted as special counsel to MAPCO Express, Inc., a Delaware corporation (the “Borrower”), Delek US Holdings, Inc., a Delaware corporation (“Holdings”), and each of the entities listed on Annex A attached hereto (together with the Borrower and Holdings, each a “Loan Party” and collectively the “Loan Parties”), in connection with the Sixth Amendment (the “Sixth Amendment”) to the Amended and Restated Credit Agreement, dated as of April 28, 2005 (such agreement, excluding the schedules and exhibits thereto and as amended by the First Amendment, dated as of August 18, 2005, the Second Amendment, dated as of October 11, 2005, the Third Amendment, dated as of December 15, 2005, the Fourth Amendment, dated as of April 18, 2006, the Fifth Amendment, dated as of June 14, 2006, and the Sixth Amendment, the “Credit Agreement”), among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Brothers Inc., as advisor, sole lead arranger and sole bookrunner, SunTrust Bank, as syndication agent, Bank Leumi USA, as co-administrative agent, and Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”), and the other Transaction Documents (as defined below).
     In such capacity, we have been asked to render certain opinions in connection with the Sixth Amendment. All capitalized terms used, but not otherwise defined herein, shall have the respective meanings set forth in the Credit Agreement. In arriving at the opinions expressed below, we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of each of the following (each of which, other than the Supplements (as defined below) is dated on or as of the date hereof):
(1)	the Sixth Amendment;

(2)	the Acknowledgment and Consent executed by each of the Loan Parties (the “Acknowledgement and Consent”);

(3)	the Revolving Credit Commitment Increase Supplements, executed by the Borrower and each applicable Lender increasing its Revolving Credit Commitment dated as of the dates stated thereon, and the Revolving Credit New
Houston • New York • Washington DC • Austin • Dallas • Los Angeles • Minneapolis • San Antonio • Hong Kong • London • Munich

Lehman Commercial Paper Inc., as Administrative Agent
The Lenders Party to the Credit Agreement
July 13, 2006

Lender Supplement, executed by the Borrower and the new Lender (collectively, the “Supplements”); and

(4)	the Mortgages executed by the Borrower and the relevant trustee in connection with each relevant New Mortgaged Property (collectively, the “Real Property Documents”).
     The documents listed in items (1) through (3) above are hereinafter referred to collectively as the “Loan Documents.” The documents listed in items (1) through (4) above are hereinafter referred to collectively as the “Transaction Documents.”
     As to certain questions of fact relevant to the opinions expressed below, we have relied upon statements and certificates of representatives of the Borrower and the other Loan Parties, and of public officials and upon representations and warranties made in the Transaction Documents (other than those which are expressed herein as our opinions). We have examined such certificates of public officials and such other persons referred to herein, and we have made no effort to verify independently the facts set forth in such certificates and in the Transaction Documents; however, nothing has come to our knowledge that contradicts any such facts. We have also assumed the due execution and delivery by you, pursuant to due authorization by you, of the Transaction Documents to which you are a party, and the enforceability against you of the Transaction Documents to which you are a party or a beneficiary.
     In rendering the following opinions, we have assumed (i) the genuineness of all signatures on the documents reviewed by us, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents submitted to us as copies, (iv) that each party to the Transaction Documents other than the Loan Parties (A) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (B) has full power, authority, and legal right to execute, deliver, and perform its obligations under the Transaction Documents to which it is a party, (C) has duly authorized by all requisite action its execution, delivery, and performance thereof, and (D) pursuant to such authority, has duly executed and delivered such Transaction Documents by its duly authorized officers, (v) the legal capacity of all natural persons executing the Transaction Documents, and (vi) that there are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Transaction Documents.
     In rendering the opinions expressed herein, we have also assumed that with respect to each Loan Party listed on Annex A attached hereto, (a) such Loan Party is validly existing and in good standing as a corporation in its respective jurisdiction of organization, (b) the execution and delivery by such Loan Party of each Transaction Document to which it is a party, and the performance by such Loan Party of its obligations thereunder, are within its corporate power and authority and have been duly authorized by all corporate action, (c) the Transaction Documents to which such Loan Party is a party have been duly executed and delivered by such Loan Party, and (d) the execution and delivery of the Transaction Documents and the fulfillment of the

Lehman Commercial Paper Inc., as Administrative Agent
The Lenders Party to the Credit Agreement
July 13, 2006

respective terms and conditions by such Loan Party, the consummation by such Loan Party of the respective transactions contemplated thereby and the performance by such Loan Party of its obligations under the Transaction Documents to which it is a party will not result in a breach of, or constitute a default under, its respective organizational documents.
     In rendering the opinions expressed herein, we have also assumed that (i) no order, consent, approval, license or authorization of, or filing, recording or registration with, or exemption by, any court, governmental body or authority, or any subdivision thereof, is required to authorize or is required in connection with, the execution and delivery by any person or entity identified in any Transaction Document as a party thereto, or in connection with the performance of its obligations thereunder or the consummation of the transactions contemplated thereby, other than those that have been obtained or made and are in full force and effect (provided, that we make no such assumption with respect to consents, authorizations or approvals and the like applicable to the Loan Parties to the extent expressed in our opinion rendered in paragraph 6 below), and (ii) the Administrative Agent has been and is the duly appointed agent of each of the other Lenders.
     Based upon the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we advise you that, in our opinion:
1.	Each of the Borrower and Holdings is duly organized, validly existing and in good standing as a corporation in the State of Delaware.

2.	The execution and delivery by each of the Borrower and Holdings of each Transaction Document to which it is a party, and its performance of its obligations thereunder and the granting of the security interests to be granted by it pursuant to the Real Property Documents, are within its corporate power and authority and have been duly authorized by all requisite corporate action.

3.	Each Loan Document to which Borrower or Holdings is a party has been duly executed and delivered by each of the Borrower or Holdings, as the case may be.

4.	Each of the Loan Documents constitutes the legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its respective terms.

5.	The execution and delivery of the Transaction Documents and the fulfillment of the respective terms and conditions thereof by each Loan Party, its borrowings in accordance with the Loan Documents, the granting of the security interests to be granted by it pursuant to the Real Property Documents, and the performance by each such Loan Party of its payment obligations under the Transaction

Lehman Commercial Paper Inc., as Administrative Agent
The Lenders Party to the Credit Agreement
July 13, 2006

Documents to which such Loan Party is a party, (i) will not result in the case of the Borrower or Holdings in any violation of (A) its Organizational Documents or (B) any federal or New York statute or the General Corporation Law of the State of Delaware or any rule or regulation issued pursuant to any New York or federal statute or the General Corporation Law of the State of Delaware or any order known to us issued by any court or Governmental Authority and (ii) in the case of each Loan Party, will not conflict with or constitute a default under, or result in the creation of any lien or security interest in its properties pursuant to, the terms of any agreement listed on Annex B. For purposes hereof, the term “Organizational Documents” shall mean the respective certificate of incorporation and bylaws of Borrower and Holdings; provided, however, notwithstanding the foregoing, for purposes hereof the term “Organizational Documents” shall only be deemed to refer to these documents that have been attached to the secretary’s certificates of the Borrower and Holdings delivered to counsel for the Administrative Agent concurrently herewith.

6.	No consent, authorization or approval or other action by, and no notice to or filing with, any New York State or United States Governmental Authority under any Applicable Law (as defined below), is required in connection with the due execution and delivery by any Loan Party of the Sixth Amendment, the borrowings by any Loan Party in accordance with the terms of the Loan Documents, or the performance of its payment obligations thereunder, all of which, except filings and recordings required to be made in connection with (i) the Real Property Documents, (ii) the New Mortgaged Properties and existing Mortgaged Properties affected by the transactions contemplated by the Sixth Amendment and (iii) the consents, waivers, approvals, filings and registrations described on Schedule 4.4 to the Credit Agreement, have been obtained, filed or made and, to the best of our knowledge, remain in full force and effect.

7.	To our knowledge, there is no pending or threatened action, suit or proceeding against any Loan Party before any court, arbitrator, or Governmental Authority which purports to question the validity of the Loan Documents.

8.	None of the Loan Parties is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

9.	The execution and delivery of the Sixth Amendment by the Borrower and the making of the Loans under the Credit Agreement will not violate Regulations T, U and X of the Board of Governors of the Federal Reserve System.
     The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

Lehman Commercial Paper Inc., as Administrative Agent
The Lenders Party to the Credit Agreement
July 13, 2006

A. The foregoing opinions are limited to matters under and governed by the laws of the State of New York, the General Corporation Law of the State of Delaware, and applicable Federal laws of the United States of America which, in our experience, are normally applicable to the transactions provided for in the Loan Documents, in each case, however, exclusive of, and without regard to, any Excluded Laws (collectively, the “Applicable Laws”). The term “Excluded Laws” means all (1) municipal, political subdivision (whether at the federal, state, regional or local level), local and county ordinances, statutes, administrative decisions, laws, rules and regulations, and (2) statutes, laws, rules and regulations relating to securities, in each case with respect to each of the foregoing, (i) as interpreted, construed or enforced pursuant to any judicial, arbitral or other decision or pronouncement, (ii) as in effect in any jurisdiction, including, without limitation, any State of the United States of America and the United States of America, and (iii) including, without limitation, any and all authorizations, permits, consents, applications, licenses, approvals, filings, registrations, publications, exemptions and the like required by any of them. To the extent that any of the Transaction Documents is governed by the laws of any jurisdiction other than the federal laws of the United States or the law of the State of New York, our opinion relating to those documents is based solely upon the plain meaning of their language, without regard to interpretation or construction that might be indicated by the laws governing those Transaction Documents.
B. In rendering our opinions in paragraph 1 above with respect to existence and good standing, we have relied solely upon the good standing certificates issued by the Secretary of State of the State of Delaware previously provided by our firm to counsel for the Administrative Agent, and such opinions are limited to the dates of such certificates.
C. The opinions in paragraph 4 above regarding the enforceability of the Loan Documents are subject to the following:
1.	The enforceability of the Loan Documents and the enforceability of any security interests created thereby may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent transfer, fraudulent conveyance, preferential transfer and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant or judicial discretion in granting (i) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (ii) a particular remedy sought under any of the Loan Documents as opposed to another remedy provided for therein or another remedy available at law or in equity, and (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

2.	In rendering the foregoing opinions, we express no opinion as to (a) provisions in the Loan Documents that purport (i) to waive, affect or alter rights or defenses of

Lehman Commercial Paper Inc., as Administrative Agent
The Lenders Party to the Credit Agreement
July 13, 2006

any party which, in each case, as a matter of law or equity, may not be waived, affected or altered, or (ii) to establish evidentiary standards or characterizations in relation to terms in the Loan Documents, (b) the legality, validity, enforceability or binding effect of provisions of the Loan Documents prohibited by public policy or which might require indemnification or contribution for losses or expenses caused by gross negligence, willful misconduct, fraud or illegality of a party otherwise entitled to indemnification or contribution, (c) provisions in the Loan Documents that provide for the enforcement of any judgment in currency other than dollars, (d) the effect of any provision of the Loan Documents which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto, or (e) provisions in the Loan Documents that provide that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or any other Person may exercise set-off or similar rights other than in accordance with applicable law.

3.	We note that the enforceability of specific provisions of the Loan Documents may be subject to standards of reasonableness, care and diligence and “good faith” limitations and obligations such as those provided in §§1-102(3), 1-203 and 1-208 and other provisions of the Uniform Commercial Code in effect in the State of New York, applicable principles of common law and judicial decisions.

4.	We have assumed that the Lenders will enforce and perform each Loan Document in compliance with the provisions thereof and all requirements of applicable law.

5.	In connection with the provisions of the Loan Documents whereby the parties submit to the jurisdiction of the courts of the United States of America located in the State of New York, we note the limitations of 28 U.S.C. §§1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of the Loan Documents which relate to forum selection of the courts of the United States located in the Borough of Manhattan, City of New York and State of New York (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note such court’s discretion to transfer an action from one federal court to another under 28 U.S.C. §1404(a).
D. In rendering our opinion in paragraphs 5 and 9 above, we have assumed that the Borrower will comply with the provisions of the Credit Agreement as to the use of Loan proceeds.
E. We express no opinion herein as to the creation, perfection, priority or enforceability of any Liens or security interests.

Lehman Commercial Paper Inc., as Administrative Agent
The Lenders Party to the Credit Agreement
July 13, 2006

F. With respect to references herein to “known to us” or “to our knowledge” or words or phrases of similar import (whether or not modified by any additional phrases), such references mean the actual, current knowledge of those attorneys of this Firm currently responsible for the affairs of Holdings and the Borrower, after making any inquiries of other attorneys of this Firm that we consider appropriate for the opinions expressed herein. We call your attention to the fact that we have not reviewed the records of any federal, state or county Governmental Authority or any court records.
     The opinions expressed herein are solely for the benefit of, and may only be relied upon by, the Administrative Agent and the Lenders. This opinion may not be furnished to (except in connection with any legal or arbitral proceedings or as may be required by applicable law, and in such event, as shall be directed or required incident thereto pursuant to a duly issued subpoena, writ, order or other legal process), or relied upon by, any other Person without the prior written consent of this Firm. The opinions expressed herein are as of the date hereof or, to the extent a reference to a certificate or other document is made herein, to such date, and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

Very truly yours, Fulbright & Jaworski L.L.P.

ANNEX A
ADDITIONAL LOAN PARTIES
Williamson Oil Co., Inc., an Alabama corporation
Liberty Wholesale Co., Inc., an Alabama corporation
Gasoline Associated Services, Inc., an Alabama corporation

ANNEX B
SCHEDULED AGREEMENTS
Distribution Service Agreement dated as of January 1, 2005 between MAPCO Express and McLane Company, Inc. d/b/a McLane Grocery Distribution
RPC Agreement dated as of May 30, 2001 between MAPCO Express and Williams Refining & Marketing, LLC
Assignment of the RPC Agreement between Williams Refining & Marketing, LLC and MAPCO Express, Inc., dated May 30, 2001, from The Premcor Refining Group, Inc. to Valero Marketing and Supply Company, effective December 1, 2005.

EXHIBIT E TO
SIXTH AMENDMENT
FORM OF LANDLORD’S CONSENT

Store No. 167
CONSENT AGREEMENT

Landlord:	Ernest B. Adcock

Tenant:	Worth L. Thompson

Lease and Amendments (collectively, the “Lease”):	See Exhibit A

Premises:	15 Wolf Ridge Trail, N.E. White, Georgia 30184
For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:
1.	Landlord is the owner of the Premises and leases the same to Tenant under the terms of the Lease. Landlord understands that MAPCO Express, Inc. or one of its parent, subsidiary or affiliated companies (collectively, “MAPCO”) is contemplating the purchase of the convenience store on the Premises and is relying on this Consent in connection therewith. Landlord consents to the assignment of the Lease to MAPCO; provided nothing herein shall be deemed to require Landlord’s consent to any future assignment of the Lease or subletting of the Premises, unless expressly required under the Lease, as amended hereby. Upon delivery to the undersigned of a copy of an assignment and assumption agreement executed by Tenant and MAPCO wherein MAPCO assumes all obligations of Tenant from a date certain, all obligations of Lessee under the Lease shall terminate and Tenant shall have no further liability to Landlord. No further documentation will be necessary to effect such termination.

2.	Landlord certifies for the benefit of MAPCO (and its successors, assigns and lenders) that: (i) Landlord is the owner of the Premises and the landlord under the Lease; (ii) a true, accurate and complete copy or description of the Lease is set forth on Exhibit A, including, but not limited to, all amendments, supplements, modifications and extensions thereto; (iii) the Lease is in full force and effect and constitutes the entire agreement between Landlord and Tenant related to the Premises; (iv) the term of the Lease commenced on March 1, 2001 and, as extended by the first (1st) of four (4) renewal terms available to Tenant under the Lease, will expire on April 1, 2011, unless the same is further extended in accordance with the terms of the Lease; (v) the current monthly rent under the Lease is $3,250.00 per month and has been paid through the end of June, 2006; (vi) neither Landlord nor Tenant is in default under the Lease and no matter exists that with the giving of notice, the passage of time or both would constitute such a default; (vii) the Lease is enforceable against Landlord in accordance with its terms; and (viii) Landlord has not entered into or granted any mortgages, deeds of trust, deeds to secure debt or other liens encumbering the Premises or the Lease.

3.	To the extent necessary, the Lease is hereby modified to permit, without Landlord’s consent, Tenant and its successors and assigns to: (i) assign the Lease or sublet the Premises to any parent, subsidiary or affiliated company of Tenant, any company resulting from a merger or consolidation involving Tenant or any company purchasing all or more than twenty (20) stores of Tenant (and its affiliates); and (ii) mortgage, pledge, encumber, hypothecate or assign as security the Lease and the leasehold estate created thereby (collectively, a “Leasehold Mortgage”). Landlord agrees to promptly execute any instrument reasonably requested by the holder or beneficiary of a Leasehold Mortgage (the “Leasehold Mortgagee”) for purposes of protecting its interest in the Lease and the leasehold estate created thereby (the “Leasehold Estate”). Without limiting the generality of the foregoing, Landlord agrees to afford each Leasehold Mortgagee the rights and protections set forth on Exhibit B.
               IN WITNESS WHEREOF, this Consent is executed as of June 1, 2006.

LANDLORD:
By:	/s/ Ernest B. Adcock
Ernest B. Adcock

EXHIBIT B
MORTGAGEE PROTECTIONS
(i)	Upon receipt of the name and address of any Leasehold Mortgagee, Landlord shall give the Leasehold Mortgagee written notice of and an opportunity to cure any tenant default under the Lease (a “Tenant Default”). Following its receipt of written notice of a Tenant Default from Landlord, a Leasehold Mortgagee shall have 60 days to cure such Tenant Default; provided if the Tenant Default reasonably cannot be cured within such 60 day period, the Leasehold Mortgagee shall have such additional time as is required to cure such Tenant Default so long as the Leasehold Mortgagee is diligently endeavoring to remedy the same, including, without limitation, such time as is necessary to obtain possession of the Premises by foreclosure or other means. So long as a Leasehold Mortgagee cures a Tenant Default within the periods provided herein, Landlord shall not terminate the Lease, retake possession of the Premises or exercise any other remedies on account of such Tenant Default.

(ii)	Landlord will not amend, modify or terminate the Lease without the written consent of the Leasehold Mortgagee.

(iii)	If requested by the Leasehold Mortgagee, Landlord will enter into a new lease with the Leasehold Mortgagee, following the early termination or rejection of the Lease (including, without limitation, any termination of the lease pursuant to Section 365(a) of the Bankruptcy Code, 11 U.S.C. §365(a), as amended, or any successor statute thereto), on terms identical to those of the Lease for the remainder of the term thereof, with the Leasehold Mortgagee having the benefit of all renewal or extension rights set forth in the Lease.

(iv)	Landlord’s consent shall not be required for any transfer of the Lease and the Leasehold Estate as a result of a foreclosure (or any conveyance in lieu of foreclosure) or for any transfer of the same by a Leasehold Mortgagee following foreclosure (or a conveyance in lieu of foreclosure).

(v)	No Leasehold Mortgagee, simply by virtue of its lien on the Leasehold Estate, shall be deemed to have assumed any of the obligations or liabilities of Tenant under the Lease. A Leasehold Mortgagee who takes title to the Leasehold Estate or enters into a new lease with Landlord pursuant to this agreement shall be responsible for the performance of the Tenant’s obligations under the Lease or such new lease to the extent, but only to the extent, the same first arise during and relate to the period that it is the tenant under the Lease or such new lease, but not the period after the assignment of the Lease or the new lease, as applicable, to any third party who assumes the tenant’s obligations under the same arising from and after such assignment.